Exhibit 10(o) (vii)
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                  Aufhebungsvereinbarung / Separation Agreement
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                                    zwischen

1.    Herrn Dieter Polt, Pfalzgrafenweg 15, 72766 Reutlingen

                                       und

2. Albany Door Systems GmbH, Am Mondschein 25, 59557 Lippstadt, diese vertreten durch ihre Alleingesellschafterin, die Albany International B. V., diese vertreten durch Herrn Daniel Halftermeyer

                                         - nachstehend ,,Gesellschaft" genannt -

                                       und

3. Albany International Corp., Post Office Box 1907, Albany, New York 12201, USA, diese vertreten durch Joseph Morone

                                          - nachstehend "Albany Corp." genannt -

================================================================================

                                     between

1.    Mr Dieter Polt, Pfalzgrafenweg 15, 72766 Reutlingen

                                       and

2. Albany Door Systems GmbH, Am Mondschein 25, 59557 Lippstadt, represented by ist sole share holder Albany International B. V., the latter represented by Daniel Halftermeyer

                                    - hereinafter referred to as the "Company" -

                                       and

3. Albany International Corp., Post Office Box 1907, Albany, New York 12201, USA, represented by Joseph Morone

                                   - hereinafter referred to as "Albany Corp." -

Praambel:

Zwischen der Gesellschaft und Herrn Polt besteht seit April 2003 ein Geschaftsfuhrerdienstverhaltnis. Die gegenseitigen Rechte und Pflichten aus dem Geschaftsfuhrerdienstverhaltnis ergeben sich aus dem Angebotsschreiben vom 21.06.2001.

Dies vorausgeschickt, regeln die Parteien Folgendes:

                                      ss. 1

Beendigung

(1) Die Gesellschaft und Herr Polt sind sich daruber einig, dass das zwischen ihnen bestehende Geschaftsfuhrerdienstverhaltnis einvernehmlich mit Ablauf des 02.03.2007 enden wird.

(2) Zwischen der Gesellschaft und Herrn Polt besteht Einvernehmen, dass keine weiteren Vertragsverhaltnisse, insbesondere
      Geschaftsfuhrerdienstverhaltnisse oder Arbeitsverhaltnisse mehr bestehen. Sollten solche Vertragsverhaltnisse noch bestehen, werden sie mit Abschluss dieser Vereinbarung beendet.

(3) Zwischen der Albany Corp. und Herrn Polt besteht Einvernehmen, dass keine Vertragsverhaltnisse, insbesondere Geschaftsfuhrerdienstverhaltnisse oder Arbeitsverhaltnisse zwischen Herrn Polt und der Albany Corp. bestehen. Sollten solche Vertragsverhaltnisse noch bestehen, werden sie mit Abschluss dieser Vereinbarung beendet.

(4) Die Parteien sind sich einig, dass auch keine weiteren Vertragsverhaltnisse, insbesondere Geschaftsfuhrerdienstverhaltnisse oder Arbeitsverhaltnisse mit anderen, mit der Gesellschaft oder der Albany Corp. verbundenen Unternehmen mehr bestehen. Sollten solche Vertragsverhaltnisse noch bestehen, werden sie mit Abschluss dieser Vereinbarung beendet. Die Gesellschaft und die Albany Corp. sind insofern zur Abgabe aller fur eine Beendigung der Vertragsverhaltnisse notwendigen Willenserklarungen auch fur andere mit ihren verbundenen Unternehmen ermachtigt.

================================================================================

Preamble:

There has been a director's service relationship between the Company and Mr Polt since April 2003. The mutual rights and obligations from the director's service relationship are set out in the offer letter dated 21.06.2001.

Therefore, the parties conclude the following:

                                      ss. 1

Termination

(1) The Company and Mr Polt agree that the director's service relationship between them shall end by mutual consent as of midnight on March 2, 2007.

(2) The Company and Mr Polt agree that no further contractual relationships, in particular director's service relationships or employment relationships, shall exist any more. Should any such contractual relationships still exist they shall terminate on conclusion of this agreement.

(3) Albany Corp. and Mr Polt agree that no contractual relationships, in particular director's service relationships or employment relationships exist between Mr Polt and Albany Corp. Should any such contractual relationships still exist they shall terminate on conclusion of this agreement.

(4) The parties agree that no further contractual relationships, in particular director's service relationships or employment relationships exist any more with other companies affiliated with the Company or Albany Corp. Should any such contractual relationships still exist they shall end on conclusion of this agreement. In this respect the Company and Albany Corp. are authorised, also on behalf of other affiliated companies, to make any declarations of intent required to terminate the contractual relationships.

                                      ss. 2

Amtsniederlegung

(1) Herr Polt legt sein Amt als Geschaftsfuhrer der Gesellschaft mit dem als Anlage 1 beigefugten Schreiben mit sofortiger Wirkung zum 31.12.2006 nieder. Die Gesellschaft und Herr Polt verpflichten sich, rechtzeitig alle erforderlichen Erklarungen abzugeben und entgegenzunehmen sowie rechtzeitig alle erforderlichen Handlungen vorzunehmen, damit die Amtsniederlegung unverzuglich in das zustandige Handelsregister eingetragen wird.

(2) Herr Polt legt samtliche Amter und Funktionen, die er im Interesse der Gesellschaft oder der mit ihr verbundenen Unternehmen bei anderen Unternehmen oder Organisationen ubernommen hat, mit Wirkung zum 31.12.2006 nieder. Er bevollmachtigt hiermit die Gesellschaft unwiderruflich, die Niederlegung dieser Amter oder Funktionen den betroffenen Unternehmen oder Organisationen gegenuber zu erklaren und etwa damit verbundene vertragliche Beziehungen zu beenden.

================================================================================

                                      ss. 2

Resignation from office

(1) With effect to December 31, 2006 Mr Polt shall resign from the office of director of the Company as set out in the letter in Appendix 1. The Company and Mr Polt shall undertake to submit and receive all necessary declarations in good time and to execute in good time all actions necessary to ensure that the resignation from office is registered in the competent Commercial Register without undue delay.

(2) Mr Polt shall resign with effect to December 31, 2006 from all offices and positions which he assumed in other companies or organisations in the interest of the Company or its affiliated companies. He hereby irrevocably authorises the Company to inform the companies or organisations involved of his resignation from these offices or positions and to end any associated contractual relationships.

                                      ss. 3

Abfindung

(1) Die Gesellschaft zahlt Herrn Polt als Ausgleich fur die vorzeitige Beendigung des Geschaftsfuhrerdienstvertrages eine einmalige Abfindung in Hohe von (euro) 327.856,00 (in Worten: dreihundertsiebenundzwanzigtausendachthundertsechsundfunfzig) brutto. Die
      Abfindung wird am 15.03.2007nach Ma(beta)gabe der dann gultigen steuerlichen Regelungen bargeldlos zur Auszahlung gebracht. Etwaige anfallende Steuern auf die Abfindung sind von Herrn Polt zu tragen.

(2) Zwischen Herrn Polt und der Gesellschaft sowie zwischen Herrn Polt und der Albany Corp. herrscht Einvernehmen, dass Herrn Polt, mit Ausnahme der in vorstehendem Absatz (1) geregelten Abfindung, keine weiteren Abfindungsanspruche weder gegen die Gesellschaft noch gegen die Albany Corp. zustehen. Dies gilt insbesondere fur etwaige vertragliche Abfindungsanspruche gegen die Gesellschaft oder die Albany Corp., die nach Erfullung der vorstehend unter Absatz (1) geregelten Abfindungszahlung erledigt sind.

================================================================================

                                      ss. 3

Severance payment

(1) The Company shall pay Mr Polt a one-off severance payment in the amount of EUR 327,856.00] (in words: three hundred twenty-seven thousand eight hundred fifty-six ]) gross as compensation for the premature termination of the director's service contract. The severance payment shall be made in non-cash form payable at March 15, 2007] in compliance with the fiscal provisions valid at that time. Any taxes which are due on the severance payment shall be borne by Mr Polt.

(2) Mr Polt and the Company and Mr Polt and Albany Corp. agree that with the exception of the severance payment provided for in (1) above Mr Polt shall not be entitled to claim for any further severance payment against either the Company or Albany Corp. It shall apply in particular to any contractual severance payment claims against the Company or Albany Corp. all of which shall be settled on fulfilment of the severance payment provided for in (1) above.

                                      ss. 4

Bezuge

(1) Bis zur Beendigung des Geschaftsfuhrerdienstverhaltnisses zahlt die Gesellschaft Herrn Polt monatlich ein Festgehalt in Hohe von (euro) 25.433,33 brutto.

(2) Daruber hinaus zahlt die Gesellschaft Herrn Polt fur das Jahr 2006 einen Bonus nach den Regelungen des Management Cash Bonus Plans zum selben Zeitpunkt und in der selben Weise bzw. in der selben Hohe, in der Bonuszahlungen an die ubrigen Mitglieder des Managements erfolgen.

(3) Die Gesellschaft bezahlt Herrn Polt bis zur Beendigung des Geschaftsfuhrerdienstverhaltnisses fur seine Altersversorgung und Pflegeversicherung einen monatlichen Betrag, der 50 % des jeweils hochsten gesetzlichen Beitrags zur Rentenversicherung und Pflegeversicherung entspricht. In der Krankenversicherung erhalt Herr Polt 50 % des jeweiligen Betrages erstattet, der von ihm tatsachlich fur die Krankenversicherung bezahlt wird, hochstens jedoch 50 % des jeweiligen Hochstbeitrags zur gesetzlichen Krankenversicherung (ortliche AOK). Die Verwendung der genannten Betrage ist auf Verlangen der Gesellschaft von Herrn Polt nachzuweisen.

================================================================================

                                      ss. 4

Emoluments

(1) Until termination of the director's service relationship, the Company shall pay Mr Polt a fixed monthly salary of EUR 25,433,33 gross.

(2) Furthermore the Company shall pay Mr Polt a bonus for 2006 according to the Company's Management Cash Bonus Plan at the same time and in the same manner as bonuses are paid to all management employees.

(3) Until the director's service relationship is terminated the Company shall pay Mr Polt a monthly sum for pension and nursing care insurance which corresponds to 50 % of the respective maximum contribution to the statutory pension and nursing care insurance. As far as health insurance is concerned Mr Polt shall have 50 % of the amount reimbursed which he actually pays for health insurance, at the most however 50 % of the respective maximum contribution to the statutory health insurance scheme (local AOK). Mr Polt shall account for the appropriate use of the amounts stated at the request of the Company.

                                      ss. 5

Freistellung

Herr Polt wird der Gesellschaft nach Ablauf des 31.12.2006 bis zur Beendigung des Geschaftsfuhrerdienstverhaltnisses fur Ruckfragen zur Verfugung stehen und die ihm vom Vorstandsvorsitzenden der Gesellschaft ubertragenen Aufgaben ausfuhren. Im Ubrigen ist die Gesellschaft berechtigt, ihn bis zur Beendigung des Geschaftsfuhrerdienstverhaltnisses von der Verpflichtung zur Erbringung der vertraglich geschuldeten Dienstleistung freizustellen.

================================================================================

                                      ss. 5

Release

After 31 December 2006 until the end of his director's service relationship Mr Polt shall be available to the Company to answer questions and perform the duties assigned to him by the Chief Executive Officer of the Company. However, the Company may release him from his obligation to render the services owed under the contract until the director's service relationship ends.

                                      ss. 6

Stock Option Programm

Herr Polt nimmt an verschiedenen Stock Option Programmen der Albany International Corp.] teil. Die ihm hieraus zustehenden Rechte ergeben sich aus dem dieser Aufhebungsvereinbarung als Anlage 2 beigefugten E-Mail-Schreiben des Mr Charles Silva, welches integraler Bestandteil dieser Aufhebungsvereinbarung ist.

================================================================================

                                      ss. 6

Stock Option Program

Mr Polt participates in a number of Stock Option Programs of Albany International Corp. The rights to which he is entitled thereunder are set out in the e-mail from Charles Silva, attached to this Termination Agreement as Appendix 2, which forms an integral constituent part of this Termination Agreement.

                                      ss. 7

Herausgabe

Herr Polt verpflichtet sich, unverzuglich alle sich noch in seinem Besitz befindlichen oder ihm von der Gesellschaft oder der Albany Corp., deren Kunden oder von mit der Gesellschaft und der Albany Corp. verbundenen Unternehmen uberlassenen Gegenstande, insbesondere Urkunden, Drucksachen, Daten und Datentrager, Aufzeichnungen, Notizen, Entwurfe, sowie samtliche Abschriften, Pausen und Durchschlage solcher Unterlagen, Muster, Werbe- und Buromaterial sowie die ihm uberlassene Firmenkreditkarte vollstandig an die Gesellschaft an deren Firmensitz in Lippstadt zu ubergeben. Dabei sichert Herr Polt zu, etwaige Daten nur mit schriftlicher Zustimmung der Gesellschaft zu loschen. Auch etwaige Kopien durfen nur mit Zustimmung der Gesellschaft erstellt oder geloscht werden. Herr Polt wird der Gesellschaft am letzten Arbeitstag eine Aufstellung aller Passworter, Schreibschutzcodes oder ahnlicher Zugangscodes, die er auf den von ihm genutzten PCs verwendet hat, zur Verfugung stellen. Herr Polt wird unverzuglich nach der Ruckgabe die vollstandige Erfullung der Verpflichtungen nach den vorstehenden Regelungen dieses ss. 8 schriftlich versichern. Ein Zuruckbehaltungsrecht besteht nicht.

================================================================================

                                      ss. 7

Return of Company Property

Mr Polt shall undertake to return completely and without undue delay all objects still in his possession or entrusted to him by the Company or Albany Corp., its customers or companies affiliated with the Company and Albany Corp., in particular documents, printed matter, data and data carriers, records, notes, drafts and all copies, blueprints and carbon copies of such documents, samples, advertising and office materials and also the company's credit card entrusted to him to the Company at its domicile in Lippstadt. Mr Polt warrants that he will only delete any data with the written approval of the Company. Any copies may only be created or deleted with the approval of the Company. On the final day of employment Mr Polt shall let the Company have a list of all passwords, write-protect codes or similar access codes for the PCs used by him. After returning the objects Mr Polt shall assure in writing without undue delay the complete fulfilment of all obligations pursuant to the provisions of ss. 8 stipulated above. There is no right of retention.

                                      ss. 8

Dienstwagen

(1) Herr Polt ist berechtigt, den ihm uberlassenen Dienstwagen, BMW 530], mit dem amtlichen Kennzeichen SO-AI-145] im bisherigen Umfang und zu den bisherigen vertraglichen Bedingungen bis zum 02.03.2008 weiter privat zu nutzen. Herr Polt tragt die auf die private Nutzung entfallenden Betriebskosten und hat den Wert der privaten Nutzung als Sachbezug zu versteuern.

(2) Herr Polt ist verpflichtet, den Wagen nebst samtlichen Fahrzeugpapieren, Schlusseln und allem Zubehor bis zum 02.03.2008 an die Gesellschaft an deren Firmensitz in Lippstadt zu den ublichen Geschaftszeiten zuruckzugeben. Ein Zuruckbehaltungsrecht besteht nicht.

================================================================================

                                      ss. 8

Company Car

(1) Mr Polt shall be entitled to continue using privately the company car provided, BMW 530], with registration number SO-AI-145 until March 2, 2008 to the present extent and under present contractual conditions. Mr Polt shall bear the operating costs incurred during private use and shall pay tax on the value of the private use as a payment in kind.

(2) Mr Polt shall undertake to return the car together with any vehicle documents, keys and all accessories by March 2, 2008 to the Company at its domicile in Lippstadt during normal working hours. There is no right of retention.

                                      ss. 9

Reisekosten

(1)   Herr Polt reicht alle offenen Reisekosten, die bis einschlie(beta)lich
      31.12.2006 angefallen sind, bis spatestens 31.01.2007 ein. Die Auszahlung der Herrn Polt vertragsgema(beta) zustehenden Reisekosten durch die Gesellschaft erfolgt unter Anrechnung eines etwaigen
      Reisekostenvorschusses.

(2) Weitere Reisekosten werden nicht erstattet. Ist die Gesamtsumme der angefallenen Reisekosten geringer als ein bereits ausgezahlter Reisekostenvorschuss, wird der Uberschuss mit den Herrn Polt zustehenden Zahlungsanspruchen verrechnet.

================================================================================

                                      ss. 9

Travel Expenses

(1) Mr Polt shall submit all outstanding travel costs incurred up to and including December 31, 2006 on or before January 31, 2006. Any advance granted on travel expenses shall be deducted from any travel expenses due to Mr Polt by the Company under the contract.

(2) No further travel expenses will be reimbursed. If the total of travel expenses incurred is less than the advance already paid, the excess shall be offset against payment claims due to Mr Polt.

                                     ss. 10

Wettbewerbsverbot

Herr Polt verpflichtet sich, fur die Dauer des Geschaftsfuhrerdienstverhaltnisses weder ein Anstellungs-, Mitarbeiter-, Berater- oder ahnliches Verhaltnis zu einem in Wettbewerb mit der Gesellschaft oder der Albany Corp. stehendem Unternehmen zu begrunden, noch ein solches Unternehmen zu errichten oder sich an einem solchen mittelbar oder unmittelbar zu beteiligen. Der Erwerb von Aktien borsennotierter Unternehmen gilt nicht als Beteiligung in vorstehendem Sinne, soweit nicht durch den Aktienerwerb ein beherrschender Einfluss auf das betreffende Unternehmen entsteht. Die vorstehenden Verbote gelten auch zu Gunsten von Unternehmen, die mit der Gesellschaft verbunden sind.

================================================================================

                                     ss. 10

Prohibition on competition

For the term of the director's service relationship Mr Polt shall undertake neither to enter into an employee, consultant or similar relationship with a company in competition with the Company or Albany Corp., nor to establish or to directly or indirectly participate in such a company. The acquisition of shares in listed companies is not deemed to be participation in the aforementioned sense, provided that such acquisition of shares does not confer a controlling influence on the company. The above prohibitions shall also apply in favour of companies which are affiliated with the Company.

                                     ss. 11

Geheimhaltung

(1) Herr Polt wird auch nach Beendigung der mit der Gesellschaft und der Albany Corp. bestehenden Vertragsverhaltnisse alle ihm im Rahmen seiner Tatigkeit zur Kenntnis gelangten vertraulichen geschaftlichen Angelegenheiten und Vorgange der Gesellschaft und der Albany Corp. und der mit diesen verbundenen Unternehmen und deren Kunden geheim halten.

(2) Samtliche Parteien werden uber den Inhalt dieser Aufhebungsvereinbarung Stillschweigen bewahren, es sei denn, dass sie gegenuber amtlichen Stellen zur Offenlegung verpflichtet sind oder dass hieran, etwa im Verhaltnis zu ihren Beratern, ein berechtigtes Interesse besteht.

================================================================================

                                     ss. 11

Confidentiality

(1) Even after termination of the contractual relationships with the Company and Albany Corp. Mr Polt shall undertake not to disclose any confidential business matters and procedures of the Company and Albany Corp. and its affiliated companies and customers, of which he gained knowledge during his activities.

(2) All parties shall maintain secrecy about the contents of this termination agreement unless they are obliged to disclose information to the authorities or that a legitimate interest exists, for example with respect to advisors.

                                     ss. 12

Erledigungsklausel

(1) Herr Polt und die Gesellschaft sind sich einig, dass nach Erfullung der vorstehend ausdrucklich geregelten Pflichten samtliche wechselseitigen, finanziellen Anspruche der Parteien aus dem Dienstverhaltnis sowie aus samtlichen weiteren etwa noch bestehenden oder vormals bestehenden Vertragsverhaltnissen, insbesondere Geschaftsfuhrerdienstverhaltnissen,
      Arbeitsverhaltnissen, etc. sowie aus Anlass von deren Beendigung erledigt sind.

(2) Zwischen Herr Polt und der Albany Corp. besteht Einvernehmen, dass nach Erfullung der vorstehend ausdrucklich geregelten Pflichten samtliche wechselseitigen, finanziellen Anspruche der Parteien aus samtlichen etwa noch bestehenden oder vormals bestehenden Vertragsverhaltnissen, insbesondere Geschaftsfuhrerdienstverhaltnissen, Arbeitsverhaltnissen, etc. sowie aus Anlass von deren Beendigung erledigt sind.

(3) Von der Erledigungsklausel erfasst sind auch etwaige Anspruche Herrn Polts gegen Unternehmen, die mit der Gesellschaft oder der Albany Corp. verbunden sind.

================================================================================

                                     ss. 12

Settlement of Mutual Claims

(1) Mr Polt and the Company agree that once the obligations expressly stipulated above have been fulfilled all mutual financial claims of the parties from the service relationship and from all other existing or previously existing contractual relationships, in particular director's service relationships, employment relationships, etc. and from termination of such relationships shall be settled.

(2) Mr Polt and Albany Corp. agree that once the obligations expressly stipulated above have been fulfilled all mutual financial claims of the parties from all existing or previously existing contractual relationships, in particular director's service relationships, employment relationships, etc. and from termination of such relationships shall be settled.

(3) The settlement clause shall also include any claims Mr Polt may have vis-a-vis companies affiliated with the Company or Albany Corp.

                                     ss. 13

Rechtliche Hinweise

(1) Herrn Polt ist bekannt, dass verbindliche Auskunft uber die steuerrechtlichen und sozialversicherungsrechtlichen Auswirkungen dieser Vereinbarung nur die zustandigen Sozialversicherungstrager und das Finanzamt erteilen. Herrn Polt ist insoweit auch vor Unterzeichnung des Vertrags Gelegenheit zur Einholung entsprechender Auskunfte eingeraumt worden.

(2) Die Gesellschaft hat Herrn Polt darauf hingewiesen, dass er nach ss. 2 Abs. 5 Nr. 2 SGB III verpflichtet ist, bereits in der Zeit bis zur tatsachlichen Beendigung des Arbeitsverhaltnisses eigenverantwortlich nach einer neuen Beschaftigung zu suchen. Herr Polt wurde au(beta)erdem darauf hingewiesen, dass er sich gema(beta) ss. 37 b SGB III spatestens drei Monate vor Beendigung des Arbeitsverhaltnisses personlich bei der Agentur fur Arbeit arbeitssuchend zu melden hat. Liegen zwischen der Kenntnis des Beendigungszeitpunkts und der Beendigung des Arbeitsverhaltnisses weniger als drei Monate, hat die Meldung innerhalb von drei Tagen nach Kenntnis des Beendigungszeitpunktes zu erfolgen.

================================================================================

                                     ss. 13

Comments on the Legal Aspects of this Termination Agreement

(1) Mr Polt is aware that binding information on the tax and social insurance implications of the agreement may only be provided by the social insurance authority and tax office. Mr Polt was granted the possibility of obtaining information of this type prior to signing the agreement.

(2) The Company has informed Mr Polt that he is obliged under ss. 2 (5) no. 2 of the Social Code III (Sozialgesetzbuch III) to begin seeking alternative employment himself during the period until the employment relationship actually ends. Mr Polt has also been informed that under ss. 37 b of the Social Code III (Sozialgesetzbuch III) he must report to the employment agency (Agentur fur Arbeit) in person registering availability for employment three months at the latest before the end of the employment relationship. If there are less then three months between when he gains knowledge of the time when the employment relationship will end and the end of the employment relationship itself he must report as set out above within three days of when he gains knowledge of the time when the employment relationship will end.

                                     ss. 14

Schriftformerfordernis / Nebenabreden

Anderungen und Erganzungen dieser Vereinbarung einschlie(beta)lich dieser Ziffer bedurfen zu ihrer Wirksamkeit der Schriftform. Dies gilt auf fur eine Aufhebung des Schriftformerfordernisses. Mundliche Nebenabreden wurden nicht getroffen.

================================================================================

                                     ss. 14

Written Form/Collateral Agreements

Amendments and additions to this agreement including amendments to this clause shall be in writing to be valid. This also applies to any termination of the written form requirement. No collateral oral agreements have been made.

                                     ss. 15

Schlussbestimmungen

(1) Sollte eine Bestimmung dieses Vertrages unwirksam sein oder werden, so wird die Wirksamkeit der ubrigen Bestimmungen dadurch nicht beruhrt. Die Parteien verpflichten sich, eine unwirksame Bestimmung durch eine solche wirksame zu ersetzten, die dem wirtschaftlichen Zweck der unwirksamen Bestimmung moglichst nahe kommt. Das Gleiche gilt fur den Fall einer Vertragslucke.

(2)   Im Zweifelsfall hat die deutsche Fassung dieser Vereinbarung Vorrang.

(3) Herr Polt bestatigt durch seine Unterschrift, ein von samtlichen Parteien im Original unterzeichnetes Exemplar erhalten zu haben.

================================================================================

                                     ss. 15

Final Provisions

(1) If any provision of this agreement should be or become invalid this shall not affect the validity of the other provisions. The parties agree to replace any invalid provision by a valid provision which, as far as possible, shall reflect the economic purpose of the invalid provision. The same shall apply to a lacuna.

(2)   In any case of doubt the German version of this agreement shall prevail.

(3) With his signature Mr Polt confirms that he has received an original copy signed by all parties.

 Zug, den 01-03-2007                           Reutlingen, den 21-12-2006

/s/Daniel Halftermeyer                         /s/Dieter Polt
---------------------------------------        ---------------------------------
Daniel Halftermeyer, handelnd                  Dieter Polt
fur die Albany International B. V.,
Alleingesellschafterin der Gesellschaft

/s/George Lehmann
---------------------------------------
George Lehmann, Geschaftsfuhrer der
Gesellschaft, fur diese handelnd
bezuglich der vorstehenden
ss.ss. 1 Abs. 2 und 13 Abs. 2

/s/Joseph Morone
---------------------------------------
Joseph Morone, handelnd fur die
Albany International Corp.

================================================================================


---------------------------------------        ---------------------------------
Daniel Halftermeyer acting on                  Dieter Polt
behalf of Albany International B. V.,
Sole shareholder of Company


---------------------------------------
George Lehmann, Director of
Company, acting on behalf of it
with respect to the above-mentioned
ss.ss. 1 (2) and 13 (2)


---------------------------------------
Joseph Morone, acting on behalf of
Albany International Corp.